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                          AMENDMENT TO CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                           SERIES A PREFERRED STOCK OF

                        APPLIED DATA COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION

             (Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware)

     Applied Data Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, no shares of Series A Preferred Stock have been issued and its Board of Directors has adopted the following resolution amending the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on September 16, 1996 (the "Certificate of Designation of Series A Preferred Stock"):

          RESOLVED, that Sections 5.(b) and 5.(c) of the Certificate of Designation of Series A Preferred Stock be amended to read as follows:

               "(b) CONVERSION RATE. The conversion rate per share of Series A Preferred Stock in effect at any time (the "Conversion Rate") shall be the quotient obtained by dividing (a) $5.00 by (b) the Conversion Price, as provided in Section . To the extent that a holder of Series A Preferred Stock elects to convert shares of Series A Preferred Stock into shares of Common Stock on a date after March 31, 1998 but before March 31, 1999, the number of shares of Common Stock issuable upon conversion as provided above shall be adjusted by multiplying the number of shares of Common Stock issuable by 110%. To the extent that a holder of Series A Preferred Stock elects to convert shares of Series A Preferred Stock into shares of Common Stock on a date after March 31, 1999, the number of shares of Common Stock issuable upon conversion as provided above shall be adjusted by multiplying the number of shares of Common Stock issuable by 120%.

               (c) CONVERSION PRICE. The Conversion Price shall be initially One Dollar and 00 Cents ($1.00), subject to adjustment as provided elsewhere in this Section 5."


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     IN WITNESS WHEREOF, the undersigned has caused this Amendment to
Certificate of Designation, Preferences, and Rights of Series A Preferred Stock to be duly executed by its President, Chief Executive Officer and Secretary on this 27th day of September, 1996.

                              APPLIED DATA COMMUNICATIONS, INC.,
                              a Delaware corporation


                              By:  /s/ Walter J. Kane
                                   ------------------------------
                                   Walter J. Kane, President,
                                   Chief Executive Officer and Secretary